EXHIBIT 23
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                  [Stewart, Fowler & Stalvey, P.C. Letterhead]


                         Consent of Independent Auditors


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-79893) of Quitman Bancorp, Inc., of our report dated October 15, 1999, relating to the consolidated statements of financial condition of Quitman Bancorp, Inc. as of September 30, 1999 and 1998 and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for the years then ended,

                                /s/ Stewart, Fowler & Stalvey, P.C.


Valdosta, Georgia
December 23, 1999